                                         Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-138888, 333-155673, 333-162477, 333-214778, 333-221845, 333-259387 and 333-259390 on Form S-3 and No. 333-193139, 333-193140 and 333-256507 on Form S-8 of Plains All American Pipeline, L.P. of our report dated March 19, 2021, relating to the financial statements of Oryx Midstream Holdings LLC appearing in this Current Report on Form 8-K dated December 14, 2021.

/s/ Deloitte & Touche LLP

Dallas, Texas
December 14, 2021